UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 1, 2016

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Crow Canyon Place, Suite 380, San Ramon, CA 94583
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Chief Financial Officer.
On November 3, 2016, Galena Biopharma, Inc. (“Company”) announced that Stephen F. Ghiglieri joined the Company as Executive Vice President and Chief Financial Officer, effective November 1, 2016.
Mr. Ghiglieri, age 55, has served as the Chief Financial Officer since 2013 and Chief Operating Officer since 2015 at MedData, Inc. From 2003 until 2013, he served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Neurogesx, Inc. Prior to that, he was Chief Financial Officer and Corporate Secretary at Hansen Medical, Inc. from 2002 to 2003; Executive Vice President, Chief Financial Officer and Corporate Secretary at Avolent, Inc. from 2000 to 2002; Chief Financial Officer, Vice President Finance and Corporate Secretary at Andromedia, Inc. from 1999-2000; Vice President Finance and Administration, Chief Financial Officer and Corporate Secretary at Oacis Healthcre Systems, Inc. from 1994 to 1999 and Controller at Oclassen Pharmaceuticals from 1992 to 1994. From 1984 to 1992, Mr. Ghiglieri was an Audit Manager at PricewaterhouseCoopers.
There are no family relationships between Mr. Ghiglieri and any of our directors or executive officers and there are no arrangements or understandings between his and any other persons pursuant to which he was selected as an officer. There are no related party transactions between Mr. Ghiglieri and the Company.
(e) Compensatory Arrangements.
Pursuant to the terms of an employment agreement, dated November 1, 2016, by and between the Company and Mr. Ghiglieri, effective November 1, 2016, Mr. Ghiglieri will receive an annual base salary of $370,000 and an annual incentive bonus opportunity of up to 30% of his base salary commencing in 2016 (pro-rated for 2016), to be earned based on the achievement of annual performance targets to be established by the Compensation Committee of the Board of Directors. Mr. Ghiglieri will also receive a signing bonus of $50,000 payable on the first pay date in 2017, subject to being employed on the date of payment.
On November 1, 2016, Mr. Ghiglieri was granted 1,000,000 stock options to purchase shares of common stock. Such stock options vest in sixteen (16) equal quarterly installments of 62,500 shares each over four years beginning on the first quarterly anniversary of November 1, 2016, provided, in each case, that Mr. Ghiglieri remains in the continuous employment of the Company through such quarterly anniversary dates and will become fully vested at the end of the fourth year following the grant date.
The compensation arrangements were approved by the Compensation Committee of the Board of Directors.
A copy of the press release announcing Mr. Ghiglieri's appointment as Executive Vice President and Chief Financial Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The foregoing description of Mr. Ghiglieri's employment agreement is qualified in its entirety by the text of the agreement, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Galena Biopharma, Inc. dated November 3, 2016.

99.2	Employment Agreement between Galena Biopharma, Inc. and Stephen Ghiglieri dated November 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	November 3, 2016	By:	/s/ Mark W. Schwartz
Mark W. Schwartz Ph.D. President and Chief Executive Officer